CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 21, 2008 accompanying the financial statements of Insured Municipals Income Trust, 240th Insured Multi-Series as of October 31, 2007 and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       GRANT THORNTON LLP


New York, New York
February 21, 2008